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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 2, 2003


                            MAVERICK TUBE CORPORATION


             (Exact Name of Registrant as Specified in Its Charter)


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
               Delaware                                 1-10651                              43-1455766
               --------                                 -------                              ----------
    (State or Other Jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            Incorporation)


   16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri                           63017
   ------------------------------------------------------------                           -----
             (Address of Principal Executive Offices)                                   (Zip Code)
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                                 (636) 733-1600
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
                                ----------------
         (Former name or former address, if changed since last report.)



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ITEM 5. OTHER EVENTS

On June 2, 2003, Maverick Tube Corporation (the "Company") issued a press release announcing its intent to offer $100 million of contingent convertible senior notes due 2033 (the "Notes"), plus up to an additional $20 million of Notes to cover over-allotments, if any, in a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the "Offering"). The Company announced that it intends to use the net proceeds from the Offering to reduce outstanding debt under its existing senior credit facility. Attached hereto as Exhibit 99.1 is a copy of the press release.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit Number       Description
     --------------       -----------
          99.1            Text of Press Release, dated June 2, 2003, issued by
                          the Company, regarding the offering of Notes.

          99.2 Text of Press Release, dated June 2, 2003, issued by the Company, regarding earnings expectations for the quarter ended June 30, 2003.

ITEM 9. REGULATION FD DISCLOSURE

On June 2, 2003, the Company issued a press release announcing its earnings expectations for the quarter ended June 30, 2003. Attached hereto as Exhibit
99.2 is a copy of the press release.



                                       2
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2003

                            MAVERICK TUBE CORPORATION

                            By:    /s/ Pamela G. Boone
                                ------------------------------------
                                Pamela G. Boone
                                Vice President -- Finance and
                                Administration and Chief Financial Officer




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                                  EXHIBIT INDEX

     Exhibit Number       Description
     --------------       -----------
          99.1            Text of Press Release, dated June 2, 2003, issued by
                          the Company, regarding the offering of Notes.

          99.2 Text of Press Release, dated June 2, 2003, issued by the Company, regarding earnings expectations for the quarter ended June 30, 2003.